                                                                     Exhibit 3.4

                          LIMITED LIABILITY COMPANY

                                      OF

                           DYNEGY DANSKAMMER L.L.C.
                    (A Delaware Limited Liability Company)
                               (Member Managed)

                               TABLE OF CONTENTS

ARTICLE I................................................................. 1
 Definitions.............................................................. 1
ARTICLE II................................................................ 4
 Formation................................................................ 4
  2.1 Organization........................................................ 4
  2.2 Certificate of Formation............................................ 4
  2.3 Agreement........................................................... 4
  2.4 Name................................................................ 5
  2.5 Effective Date...................................................... 5
  2.6 Term................................................................ 5
  2.7 Registered Agent and Office......................................... 5
  2.8 Principal Office.................................................... 5
  2.9 Governmental Applications........................................... 5
ARTICLE III............................................................... 6
 Purpose and Nature of Business........................................... 6
ARTICLE IV................................................................ 6
 Names and Addresses of Charter Members................................... 6
ARTICLE V................................................................. 6
 Rights and Duties of Members............................................. 6
  5.1 Member Requirements................................................. 6
  5.2 Unauthorized Expenses or Contracts.................................. 7
  5.3 Authority of Members to Bind the Company............................ 7
  5.4 Limitation of Liability of Members.................................. 7
  5.5 Contract to Limit Members' Liabilities.............................. 7
  5.6 Liability of Members for Certain Acts or Omissions.................. 7
  5.7 Indemnification..................................................... 7
  5.8 Representations and Warranties...................................... 9
ARTICLE VI................................................................ 9
 Management of the Company................................................ 9

  6.1 Composition and Voting.............................................  9
  6.2 Insurance..........................................................  9
  6.3 Officers........................................................... 10
ARTICLE VII.............................................................. 12
 Accounting and Tax Matters.............................................. 12
  7.1 Accounting and Tax Matters......................................... 12
    7.1.1 Fiscal Year.................................................... 12
    7.1.2 Income Tax Matters............................................. 12
    7.1.3 Books, Records and Reports..................................... 12
ARTICLE VIII............................................................. 12
 Contributions and Capital Accounts...................................... 12
  8.1 Capital Contributions.............................................. 12
  8.2 Maintenance of Capital Accounts.................................... 12
  8.3 Withdrawal of Capital.............................................. 13
  8.4 Capital Account, Allocations, and Distributions Attributable to
       Transferred Interest.............................................. 13
ARTICLE IX............................................................... 13
 Taxes................................................................... 13
ARTICLE X................................................................ 13
 Distributions........................................................... 13
ARTICLE XI............................................................... 13
 Disposition of Company Interests........................................ 13
  11.1 Transfers to Affiliates........................................... 14
  11.2 Transfers to Parties Other Than Affiliates........................ 13
     11.2.1 Right To Transfer............................................ 14
     11.2.2 Request For Consent to Transfer.............................. 14
  11.3 Changes in Control................................................ 14
  11.4 General Conditions of Transfers................................... 14
  11.5 Withdrawal from Company........................................... 15
ARTICLE.................................................................. 15
 Dissolution and Winding Up.............................................. 15
  12.1 Dissolution....................................................... 15

  12.2 Effect of Dissolution............................................. 15
  12.3 Distribution of Assets on Dissolution............................. 16
  12.4 Winding Up and Certificate of Cancellation........................ 17
  12.5 Termination....................................................... 17
ARTICLE XIII............................................................. 17
Amendment................................................................ 17
ARTICLE XIV.............................................................. 17
Miscellaneous Provisions................................................. 17
  14.1 Entire Agreement.................................................. 17
  14.2 Successors and Assigns............................................ 17
  14.3 Governing Law..................................................... 17
  14.4 Notices........................................................... 18
  14.5 Rights of Creditors and Third Parties Under This Agreement........ 18
  14.6 No Action for Partition........................................... 18
  14.7 Title to Company Property......................................... 18
  14.8 Company Funds..................................................... 18
  14.9 Severability...................................................... 19


EXHIBITS:

Exhibit A     Certificate of Formation
---------
Exhibit B     Address of Charter Member
---------
Exhibit C     Income Tax Matters
---------
Exhibit D     Financial Responsibility Requirements
---------

                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                           DYNEGY DANSKAMMER, L.L.C.


     This Limited Liability Company Agreement of Dynegy Danskammer, L.L.C., a limited liability company organized pursuant to the Delaware Limited Liability Company Act, is entered into this 14th day of September, 2000, by Hudson Power, L.L.C. (referred to herein as the "Charter Member" and, together with any
                                   --------------
Additional Members admitted pursuant to this Agreement, as the "Members").
                                                                -------

                              W I T N E S S E T H

     WHEREAS, Hudson Power, L.L.C. desires to create a limited liability company pursuant to the Delaware Limited Liability Company Act, for the purpose of owning and operating an electric power generating plant, providing services in connection therewith, and all other activities permitted by law.

     NOW, THEREFORE, in consideration of the agreements, promises and undertakings hereinafter set forth, the Members agree as follows:

                                   ARTICLE I
                                  Definitions

     The following terms, as used herein, shall have the following meanings:

     "Act" means the Delaware Limited Liability Company Act, 6 Del. C. (S)(S).
      ---                                                      ---  -
18-101 et seq., and all amendments to the Act, as in effect from time to time.
       -- ---

     "Additional Member" means a Person other than the Charter Member who has
      -----------------
acquired a Company Interest from the Company or from another Member in accordance with Article XI of this Agreement pursuant to an Admission Agreement

     "Admission Agreement" means the Agreement between an Additional Member and
      -------------------
the Company described in Section 8.1(b).
                         --------------

     "Affiliate" means, with respect to any Person, another Person that directly
      ---------
or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person. For purposes of this Agreement, "control" shall mean ownership of 50% or more of either (i) the outstanding
 -------
voting stock of the controlled Person, as to corporations, or (ii) other ownership interests which carry with them the right to direct the policies and management of the subject entity, as to non-corporate entities.

     "Agreement" means this Limited Liability Company Agreement, including all
      ---------
exhibits and attachments attached hereto and all amendments adopted in accordance with this Agreement and the Act.

     "Allocable Share" means, as to any Member, that percentage which, from time
      ---------------
to time, such Member's Capital Account then bears to the total of the Capital Accounts of all Members, and which percentage shall equal such Member's Company Interest.

     "Bankruptcy" means, with respect to a Person: (i) the commencement against
      ----------
such Person of Proceedings for any relief under any bankruptcy or insolvency law, or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition, or extension of debts, provided such Proceeding shall not have been dismissed, nullified, stayed, or otherwise rendered ineffective (but only so long as such ineffectiveness shall continue in force) within 90 days after the commencement of such Proceedings; (ii) the commencement by such Person of Proceedings for any relief under any bankruptcy or insolvency law, or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition, or extension of debts;
(iii) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, or trustee or assignee in bankruptcy or insolvency of such Person or of a substantial part of such Person's property, or for the winding up or liquidation of its affairs, which decree or order remains in force undischarged and unstayed for a period of 90 days; or (iv) a general assignment by such Person for the benefit of creditors or the admission by such Person in writing of its inability to pay its debts generally as they become due.

     "Capital Account" means the account established and maintained by the
      ---------------
Company for a Member in accordance with Article VIII hereinafter.

     "Capital Contribution" means the value of Property contributed, from time
      --------------------
to time, to the Company by any one Member pursuant to the terms and provisions of this Agreement; provided that such value, in the case of Property other than cash, shall be the fair market value of such Property as reasonably determined by the Member contributing such Property and the other Members, if any.

     "Certificate of Formation" shall have the meaning set forth in Section 2.2.
      ------------------------                                      -----------

     "Charter Member" has the meaning set forth in the preamble hereof.
      --------------

     "Code" means the Internal Revenue Code of 1986, as from time to time
      ----
amended, or any successor thereto; any reference to a section of the Code or the Regulations shall mean such section or any successor thereto as in effect at the time or times in question.

     "Company" means Dynegy Danskammer, L.L.C., a limited liability company
      -------
formed under the laws of Delaware.

     "Company Interest" means a Limited Liability Company Interest, defined by
      ----------------
the Act as a Member's share of the profits and losses of the Company, and a Member's right to receive distributions (liquidating and otherwise) of the Company's assets, 100% of which shall initially be owned by the Charter Member. The Company Interest of a Member is equal to such Member's Allocable Share.

     "Company Property" means all Property owned of record or beneficially by
      ----------------
the Company.

     "Disposition" or "Dispose" means any sale, assignment, transfer, exchange,
      -----------      -------
mortgage, pledge, grant, hypothecation, or other transfer, absolute or as security or encumbrance (including dispositions by operation of law).

     "Dissolution Event" shall have the meaning set forth in Section 12.1
      -----------------                                      ------------
hereof.

     "Effective Date" shall have the meaning set forth in Section 2.5 hereof.
      --------------                                      -----------

     "Fiscal Year" shall have the meaning set forth in Section 7.1.1 hereof.
      -----------                                      -------------

     "Initial Capital Contribution" means the initial capital contribution made
      ----------------------------
by the Charter Member and any Additional Members, as set forth in Section 8.1.
                                                                   -----------

     "Liquidating Trustee" means the Member or such other Person as all Members
      -------------------
agree, charged with carrying out the winding up of the Company.

     "Member" shall have the meaning set forth in the preamble hereof.
      ------

     "Net Losses" means the losses and deductions of the Company determined in
      ----------
accordance with generally accepted accounting principles consistently applied.

     "Net Profits" means the income and gains of the Company determined in
      -----------
accordance with generally accepted accounting principles consistently applied.

     "Person" means an individual, trust, governmental authority, estate, or any
      ------
incorporated or unincorporated company, corporation, limited liability company, partnership or other organization.

     "Principal Office" shall have the meaning set forth in Section 2.8 hereof.
      ----------------                                      -----------

     "Proceeding" means any administrative or judicial adversary proceeding or
      ----------
hearing, civil, criminal or investigative, the result of which may be that a court, arbitrator, mediator or governmental agency may enter a judgment, order, decree, or other determination which, if not appealed and reversed, would be binding.

     "Property" means any property, real or personal, tangible or intangible,
      --------
including cash and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

     "Regulations" means, except where the context indicates otherwise, the
      -----------
permanent and temporary regulations of the United States Department of the Treasury under the Code, including any amendments thereto.

     "Secretary of State" means the Secretary of State of the State of Delaware.
      ------------------

     "Selling Member" shall have the meaning set forth in Section 11.4 hereof.
      --------------                                      ------------

     "Taxable Year" shall mean the Fiscal Year unless changed by the Members.
      ------------

     "Tax Matters Member" shall have the meaning set forth in Section 1(a) of
      ------------------                                      ------------
Exhibit C.
---------

     "Withdrawing Member" has the meaning set forth in Section 11.5 hereof.
      ------------------                               ------------

                                  ARTICLE II
                                   Formation

     2.1 Organization. The Charter Member hereby forms, and agrees to operate, a
         ------------
Delaware limited liability company pursuant to the provisions of the Act. The Charter Member intends that the Company be construed as a flow through tax organization for purposes of federal, state, and other taxes.

     2.2 Certificate of Formation. Concurrently with or as soon as possible
         ------------------------
after the execution of this Agreement, the Charter Member shall cause the Certificate of Formation, in the form attached hereto as Exhibit A (the
                                                         ---------
"Certificate of Formation"), to be filed in the Office of the Secretary of the
 ------------------------
State of Delaware in accordance with the requirements of the Act. From time to time, the Members shall cause to be filed, and the Members agree to execute, such further certificates of formation, qualification to do business, or like filings in such jurisdictions as may be necessary or appropriate in connection with the conduct of the Company's business or to provide notification of the limitation of liability of Members.

     2.3 Agreement. For and in consideration of the covenants herein contained
         ---------
and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Charter Member hereby agrees to the terms and conditions of this Agreement, as it may from time to time be amended according to its terms. It is the express intention of the Charter Member that this Agreement, as it may be amended from time to time in accordance with its terms, except to the extent a provision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations or is expressly prohibited or ineffective under the Act, shall govern with respect to the subject matter hereof, even when inconsistent with, or different than, the provisions of the Act or any other law or rule. To the extent any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the smallest degree possible in order to make this Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way as to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

     2.4 Name. The name of the Company is Dynegy Danskammer, L.L.C.
         ----

     2.5 Effective Date. This Agreement shall become effective on the date (the
         --------------
"Effective Date") the Certificate of Formation is accepted and the Company is
 --------------
duly formed as certified by the Secretary of State of the State of Delaware.

     2.6 Term. Subject to earlier termination as provided in this Agreement, the
         ----
Company shall commence on the Effective Date and shall continue until December 31, 2060, (the "Primary Term") and year to year thereafter unless and until any
                ------------
Member or a group of Members holding collectively 50% or more of the Company Interest terminates this Agreement as of the end of either the Primary Term or any successive annual term thereafter by giving written notice to all of the other Members at least two hundred seventy (270) days prior to such termination date; and the Company shall terminate effective as of the date of any such termination of this Agreement unless terminated or dissolved earlier in accordance with this Agreement, or by law.

     2.7 Registered Agent and Office. The Company's registered agent for the
         ---------------------------
service of process and registered office shall be that Person and location reflected in the Certificate of Formation as filed in the Office of the Secretary of State. The Members may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Members shall promptly designate a replacement registered agent or file a notice of change of address as the case may be. If the Members shall fail within 30 days to designate a replacement registered agent or change of address of the registered office, any Member may designate a replacement registered agent or file a notice of change of address.

     2.8 Principal Office. The principal office of the Company shall be at such
         ----------------
place as the Members may from time to time decide.

     2.9 Governmental Applications. The Charter Member and all Additional
         -------------------------
Members, if any, agree to exercise due diligence in securing any necessary regulatory approvals and such other matters as may be necessary or appropriate for purposes of effectuating the business of the Company. Notwithstanding the foregoing, in the event any Member is a regulated entity, as defined below, or has an Affiliate that is a regulated entity, nothing in this Section 2.9 shall
                                                             -----------
be construed to obligate that Member to seek, or join in, any regulatory approval if that Member concludes that such action may have a material adverse impact on that Member or any Affiliate of that Member or to accept any issued approval if such issued approval contains conditions not requested by that Member and unacceptable to that Member. For purposes of this Section, a

"regulated entity" is one whose ongoing business is subject to review, approval or oversight by a federal or state regulatory body or agency.


                                  ARTICLE III
                        Purpose and Nature of Business

     The purpose of the Company and the business to be carried on by it, subject to the limitations contained elsewhere in this Agreement, is to: (1) generate, sell and trade electric energy and related products (the foregoing being hereinafter referred to as the "Primary Purpose"); (2) perform or cause to be
                                ---------------
performed any other activities necessary to, in connection with, or incidental to the accomplishment of the Primary Purpose; and (3) conduct such other business activities as may be permitted by law and approved by the Members. The Company is empowered to take any and all action necessary, appropriate, or convenient for the accomplishment of its purposes, and for the benefit of the Company and its Property, including, but not limited to:

          (a)  Entering into and performing contracts of any kind;

          (b) Acquiring, selling, conveying, pledging, constructing, operating, maintaining, owning, transferring, renting, or leasing any Property;

          (c) Applying for and obtaining governmental authorizations and approvals; and

          (d)  Bringing and defending actions at law or equity.

                                  ARTICLE IV
                    Names and Addresses of Charter Members

     The name and address of the Charter Member is as set forth on Exhibit B
                                                                   ---------
attached hereto.

                                   ARTICLE V
                         Rights and Duties of Members

     5.1 Member Requirements. A Member must remain a Member during the term of
         -------------------
the Company and may not Dispose of all or any portion of its Company Interest except in strict accordance with the terms and conditions of this Agreement (including, without limitation, Article XI). Any attempted Disposition of all or any portion of a Member's Company Interest, other than in strict accordance with this Agreement, shall be, and is hereby declared, null and void ab initio. The Charter Member and any Additional Members, if any, agree that breach of the provisions of this Section 5.1 may cause irreparable injury to the Company for
                   -----------
which monetary damages (or other remedy at law) are inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply with such provisions, and (ii) the uniqueness of the Company business and the relationship among the Members. Accordingly, the Members agree that the provisions of this Section 5.1 may be enforced by specific performance.
                   -----------

     5.2 Unauthorized Expenses or Contracts. Except as otherwise provided
         ----------------------------------
herein, a Member may not, without the prior approval of all of the Members, cause the Company to enter into or make any contract, security agreement, financing statement, note or similar instrument, mortgage or guaranty, incur any obligation, or expend any money, except and unless an expenditure is required by the terms of a contract or instrument theretofore duly entered into by the Company and authorized in accordance with this Agreement. Should a Member breach this Section 5.2, such Member shall indemnify, defend and hold the other
            -----------
Members harmless from all liabilities, costs, and damages resulting from such breach.

     5.3 Authority of Members to Bind the Company. The Members hereby agree that
         ----------------------------------------
no individual Member or Members can bind the Company unless such Member or Members are acting with the express authority of all of the Members.

     5.4 Limitation of Liability of Members. Except as provided for in Section
         ----------------------------------                            -------
5.3 hereof, no Member shall be liable for the debts, obligations or liabilities
---
of the Company, including under a judgment, decree or order of court, except as may be otherwise expressly agreed to in writing by such Member directly to the applicable third Person.

     5.5 Contract to Limit Members' Liabilities. Unless approved by all of the
         --------------------------------------
Members, no contract, lease, sublease, note, deed or other agreement or instrument shall be executed and delivered by or on behalf of the Company if there is contained therein any provision whatsoever that states or suggests that the claims of all parties thereto and other beneficiaries thereunder are not limited solely to the assets of the Company, and any contract, lease, sublease, note, deed or other agreement or instrument containing any such provision shall be null and void ab initio and shall not constitute a valid obligation of the Company.

     5.6 Liability of Members for Certain Acts or Omissions. Any act or omission
         --------------------------------------------------
by a Member, the effect of which may cause or result in loss or damage to the Company, shall not subject the Member to any liability to the Company or any other Member so long as such act or omission was not done fraudulently or in bad faith or as a result of willful and wanton misconduct or gross negligence.

     5.7 Indemnification.
         ---------------

         (a) The Company to the fullest extent permitted by the Act shall defend, indemnify and hold harmless any Member or Company officer, employee or agent, who was or is a party to, or is threatened to be made a party to, or is involved in, any threatened, pending or completed Proceeding, by a third party (including any action by or in the right of the Company) by reason of any acts, omissions or alleged acts or omissions by such Member or Company officer, employee or agent undertaken on behalf of the

               Company, against and from losses, damages, claims and expenses for which such Member or Company officer, employee or agent has not otherwise been reimbursed (including (i) reasonable attorneys' fees, judgments, and fines in all cases and (ii) amounts paid in settlement if agreed to by all of the Members), actually and reasonably incurred in connection with such Proceeding, so long as such act or omission was not done fraudulently or in bad faith or as a result of willful and wanton misconduct or gross negligence or, with respect to any criminal Proceeding, such Person had no reasonable cause to believe his conduct was unlawful.

          (b)  Subject to limitations and conditions as provided in this Section
                                                                         -------
               5.7, each Person who was or is a party to, or is threatened to be
               ---
               made a party to, or is involved in, any threatened, pending or completed Proceeding by reason of the fact that such Person is or was serving at the request of the Company as a member, officer, employee, or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, or other enterprise, shall be defended, indemnified and held harmless by the Company, to the fullest extent permitted by the Act, against and from losses, damages, claims and expenses for which such Person has not otherwise been reimbursed (including (i) reasonable attorneys' fees, judgments, and fines in all cases and (ii) amounts paid in settlement if agreed to by all of the Members), actually and reasonably incurred in connection with such Proceeding, so long as the acts or omissions or alleged acts or omissions forming the basis for such Proceeding were not done fraudulently or in bad faith or as a result of willful and wanton misconduct or gross negligence or, with respect to any criminal Proceeding, such Person had no reasonable cause to believe his conduct was unlawful.

          (c)  Indemnification under this Section 5.7 shall continue as to a
                                          -----------
               Person who has ceased to serve in the capacity that initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 5.7 shall be deemed contract rights, and
                                -----------
               no amendment, modification or repeal of this Section 5.7 shall
                                                             -----------
               have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Section 5.7 could
                                                         -----------
               involve indemnification for negligence but cannot involve indemnification for any act or omission done fraudulently or in bad faith or as a result of willful and wanton misconduct or gross negligence or, with respect to any criminal Proceeding, if such Person had reasonable cause to believe his conduct was unlawful.

          (d)  The right to indemnification conferred in this Section 5.7 shall
                                                              -----------
               not be exclusive of any other right which a Member or other Person indemnified pursuant to this Section 5.7 may have or
                                                   -----------
               hereafter acquire under any law, any provision of the Certification of Formation, this Agreement, any agreement, any vote of Members or otherwise.

     5.8  Representations and Warranties. The Charter Member and each Additional
          ------------------------------
Member, if any, hereby represents and warrants to the Company and each other Member that: (a) if such Member is an organization, that it is duly organized, validly existing, and in good standing under the law of its state of incorporation or organization and that it has full organizational power to execute and agree to this Agreement and to perform its obligations hereunder;
(b) such Member is acquiring its Company Interest for such Member's own account as an investment and without an intent to distribute the interest; (c) such Member acknowledges that such interests have not been registered under the Securities Act of 1933 or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements; (d) such Member, by itself or together with its advisors, is experienced in making investments comparable to its investment in the Company and is capable of judging for itself the risks inherent in such investment; (e) such Member has the financial capacity to hold its investment in the Company for an indefinite period of time and to meet its obligations to make Capital Contributions hereunder, and acknowledges that the disposition of such investment is restricted both pursuant to federal and state securities laws and pursuant to the terms of this Agreement; (f) such Member acknowledges that it has received access to all information that it deems necessary in order to make its decision to invest in the Company; (g) this Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable in accordance with its terms; (h) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by it with any provisions hereof
(1) conflicts with, or results in a breach or contravention of, or in a default or the creation of any lien under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, or other instrument or obligation to which it is a party or by which it or its properties are bound, or
(2) violates any law, order, writ, injunction or decree applicable to it or any of its properties; and (i) no consent, approval or other action by any court, governmental authority or third party is required in connection with its execution, delivery and performance of this Agreement.

                                  ARTICLE VI
                           Management of the Company

          6.1  Composition and Voting. The business of the Company shall be
               ----------------------
managed by the Members.

          6.2  Insurance. To the extent that such insurance is commercially
               ---------
available, the Company may purchase and maintain insurance on behalf of any Person who is or was an official of the Company, or who is or serving at the request of the Company as agent of the Company, against any Liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such Liability under the provisions of this Agreement.

          6.3  Officers.
               --------

               (a) The Members may designate one or more Persons to one or more officer positions of the Company. Such officers may include, without limitation, President, Chief Financial Officer, Vice President, Secretary, Assistant Secretary, Treasurer, and Assistant Treasurer. No officer need be a resident of the State of Delaware. The Members may assign titles to particular officers. Each officer shall hold office until his successor shall be duly designated and shall qualify to hold such office, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same Person. Notwithstanding any other provisions of this Agreement, the authority of any officers or agents of the Company shall be restricted to the carrying on of the day-to-day affairs of the Company and any such authority shall be subject to the supervisory control of the Members. Only Members or their duly authorized agents shall have the authority to make policy decisions for the Company. Unless the Members decide otherwise, the assignment of such title shall constitute the delegation to such officer of the authority and duties set forth below and those that are normally associated with that office:

                         (i) President. Unless otherwise specified by the Members, the President shall be the chief operating officer of the Company and have general executive powers to manage the operations of the Company, and such other powers and duties as this Agreement or the Members may from time to time prescribe.

                         (ii) Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Company and shall have such powers and perform such duties as this Agreement or the Members may from time to time prescribe.

                         (iii) Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Members or in the absence of any such designation, then in the order of their election or appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

                         (iv) Secretary. The Secretary shall keep the minutes of the meetings of the Company and shall exercise general supervision over the files of the Company. The Secretary shall give notice of meetings and shall perform other duties commonly incident to such office.

                         (v) Assistant Secretary. At the request of the Secretary or in the Secretary's absence or inability to act, the Assistant Secretary shall perform part or all of the Secretary's duties.

                         (vi) Treasurer. The Treasurer shall have general supervision of the funds, securities, notes, drafts, acceptances, and other commercial paper and evidences of indebtedness of the Company and he shall determine that funds belonging to the Company are kept on deposit in such banking institutions as the Members may from time to time direct. The Treasurer shall determine that accurate accounting records are kept, and the Treasurer shall render reports of the same and of the financial condition of the Company to the Members at any time upon request. The Treasurer shall perform other duties commonly incident to such office, including, but not limited to, the execution of tax returns.

                         (vii) Assistant Treasurer. At the request of the Treasurer or in the Treasurer's absence or inability to act, the Assistant Treasurer shall perform part or all of the Treasurer's duties.

               (b) Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Company. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Members; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the officer so removed, Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Members.

                                  ARTICLE VII
                          Accounting and Tax Matters

     7.1  Accounting and Tax Matters.
          --------------------------

          7.1.1  Fiscal Year. The fiscal year of the Company shall be a calendar
                 -----------
year.

          7.1.2  Income Tax Matters. The handling of income tax matters shall be
                 ------------------
as provided for in Exhibit C, attached hereto and made a part hereof.
                   ---------

          7.1.3  Books, Records and Reports. Proper and complete books of
                 --------------------------
account will be established and maintained by the Charter Member.

                                 ARTICLE VIII
                      Contributions and Capital Accounts

     8.1  Capital Contributions.
          ---------------------

          (a) In consideration for its Company Interest, the Charter Member has made, or immediately shall make, the Initial Capital Contribution to the Company.

          (b) Each Additional Member shall make the Initial Capital Contribution described in such Additional Member's Admission Agreement ("Admission Agreement"). The amount of the Additional
                           -------------------
               Member's Initial Capital Contributions, the time for making such contributions, and any changes in the other Members' Capital Accounts, Allocable Shares and Company Interests that result, shall be set forth in such Additional Member's Admission Agreement.

     8.2  Maintenance of Capital Accounts. The Company shall establish and
          -------------------------------
maintain a Capital Account for each Member. The Capital Account of each Member shall equal: (i) the initial Capital Account of each Member based on the Initial Capital Contribution; (ii) increased by the aggregate Capital Contributions of such Member (other than Capital Contributions reflected in the initial Capital Account in accordance with clause (i) above); (iii) increased by the Net Profit of the Company previously allocated to such Member, (iv) decreased by the Net Losses, if any, of the Company previously allocated to such Member, and (v) decreased by the amount of any cash and the value of any property distributed to such Member on or before such time (net of any liabilities assumed by the Member in conjunction with such distribution or to which the distributed property is subject). Upon a distribution of property other than cash to any Member, the value of such property shall be restated on the books of the Company at its fair market value immediately prior to such distribution and the Capital Account of each Member shall be restated to reflect such adjustment, determined as if the Company had sold such asset for its fair market value and the resulting gain or loss had been charged or credited to the Members'

Capital Accounts as provided in this Agreement. Following such adjustment to the Members' Capital Accounts, the Capital Accounts of the Member(s) receiving the distributions shall be adjusted to reflect the amount of the distribution.

     8.3  Withdrawal of Capital. Except as otherwise provided herein, no Member
          ---------------------
shall be entitled to withdraw all or any portion of its Capital Contribution or receive interest on its contributed capital or Capital Account.

     8.4  Capital Account, Allocations, and Distributions Attributable to
          ---------------------------------------------------------------
Transferred Interest. At the close of business on any day that any interest in
--------------------
the Company has been transferred or purchased, the transferee Member shall succeed to the Capital Account of the transferor Member, and the Company's books shall be closed so that Net Profits, Net Losses, credits and distributions can be attributed to the Members based on their interests in the Company when items were actually received, paid or incurred.

                                  ARTICLE IX
                                     Taxes

     The Charter Member recognizes and intends that under Treas. Reg. 301.7701-2(c)(2)(i) and any applicable state law, the Company will be disregarded as an entity separate from the Charter Member and agrees that the tax provisions set forth in the Charter Member's Articles of Incorporation will apply to the Company and, with respect to the assets being contributed as the Initial Capital Contribution of the Charter Member, such assets will continue to be classified and treated for tax purposes as though they continued to be owned by the Charter Member.

                                   ARTICLE X
                                 Distributions

     The Company shall make distributions to the Members at such times as may be approved by all of the Members.

                                  ARTICLE XI
                       Disposition of Company Interests

     11.1 Transfers to Affiliates. A Member may, at any time upon written notice
          -----------------------
to the Company, transfer all or any part of its Company Interest to any Affiliate or Affiliates. After complying with the requirements of Section 11.4,
                                                                  ------------
any Affiliate transferee shall automatically become a Member in accordance with the provisions of this Agreement without any requirement of an affirmative vote by the other Members.

     11.2 Transfers to Parties Other Than Affiliates.
          ------------------------------------------

          11.2.1 Right To Transfer. Subject to the provisions of Sections 11.2.2
                 -----------------                               ---------------
and 11.4, a Member may transfer al1 or any part of its total Company Interest to
    ----
one or more Persons other
than an entity identified in Section 11.1 only upon receiving the written
                             ------------
consent to that transfer from all of the other Members, which consent shall not be unreasonably withheld or delayed. The request for consent to assign shall be made in accordance with Section 11.2.2. After complying with the requirements of
                        --------------
Section 11.4, each transferee shall thereafter be a Member for all purposes of
------------
this Agreement.

          11.2.2 Request For Consent to Transfer. In requesting a consent to an
                 -------------------------------
assignment of all or a part of a Member's Company Interest, such Transferring Member shall give written notice (the "Disposition Notice") to each other Member
                                       ------------------
not less than 30 days prior to the effective date of such disposition, stating the interest to be sold and who the interest will be sold to (the "Proposed
                                                                   --------
Transferee") and shall include with such notice information sufficient to
----------
demonstrate to the other Members that the Proposed Transferee has adequate financial capability to fulfill the obligations of a Member hereunder as set forth in Exhibit D which such Proposed Transferee will assume in the event of
         ---------
such transfer. The other non-transferring Members shall have a period of 20 days from its or their receipt of the Disposition Notice to evaluate the financial capabilities of the Proposed Transferee. Within such 20-day period, each of the other Members shall deliver to all other Members its reasonable and good faith opinion as to whether the adequate financial capability of the Proposed Transferee has been demonstrated. If any Member fails to deliver such an opinion, it shall be deemed to have determined that the adequate financial capability of the Proposed Transferee has been demonstrated. During such 20-day consideration period, any Member may request of the Transferring Member, and the Transferring Member shall provide, such supplemental information concerning the Proposed Transferee as may be reasonably necessary for the requesting Member to make such evaluation.

     11.3 Changes in Control. A change in the ultimate or any intermediate
          ------------------
parent company of a Member, or the merger or sale thereof to a previously unrelated third party, shall not be considered a transfer of the Company Interest by the affected Member and the other Member's rights under this Section
                                                                         -------
11 shall not be considered to be activated or applicable.
--

     11.4 General Conditions of Transfers. Every transfer, assignment or other
          -------------------------------
disposition of all or any part of a Member's Company Interest under any provision of this Agreement shall be conditioned upon its being effective only when (i) the Person receiving that Company Interest agrees in writing to be bound by this Agreement and to assume all obligations, liabilities and duties with respect to that Company Interest to which the prior holder was bound and that the transfer, assignment or other disposition shall not cause or create any right on the part of any Person to cause a winding up or dissolution of the Company that is inconsistent with the provisions of this Agreement or cause the termination of the Company for federal income tax purposes and (ii) a true copy of the document or instrument evidencing the transfer of all or any part of such Member's Company Interest, certified as such by a duly authorized representative of the transferring Member, is furnished to the Charter Member (a copy of which will be furnished to each Member upon written request). In addition to the foregoing, a transfer to an Affiliate shall be further conditioned upon the transferor remaining responsible, as a guarantor, for compliance by the transferee with the requirements of this Agreement.

     11.5 Withdrawal from Company. Upon a transfer of a Member's entire Company
          -----------------------
Interest, such Member (the "Withdrawing Member") shall be deemed to have
                            ------------------
withdrawn as a Member and shall have no further rights or obligations as a Member hereunder. Nothing in this Section 11.5 shall alter a Member's
                                  ------------
obligations set forth in Section 5.1.
                         -----------

                                  ARTICLE XII
                          Dissolution and Winding Up

     12.1 Dissolution. The Company shall be dissolved and its affairs wound up
          -----------
upon the first to occur of the following events ("Dissolution Event"):
                                                  -----------------

          (a)  the expiration of the term described in Section 2.6;
                                                       -----------

          (b)  the unanimous written consent of all of the Members;

          (c) an event which makes it unlawful for the Company's business to be continued;

          (d) the sale or disposition of all or substantially all of the Company's assets and properties;

          (e) the entry of a decree of judicial dissolution under (S)18-802 of the Act; or

          (f) the withdrawal, Bankruptcy or dissolution of any Member, including the occurrence of any event that terminates the continued membership of any Member in the Company under the Act, unless the business of the Company is continued by unanimous vote of the Members (calculated without regard to any Member that has withdrawn, become Bankrupt or been dissolved) within 90 days following the occurrence of any such event.

     12.2 Effect of Dissolution.
          ---------------------

          (a) Upon dissolution, the Company shall cease carrying on, as distinguished from winding up, the Company business; provided however, the Company is not terminated, but continues until the winding up of the affairs of the Company is completed and the certificate of cancellation has been issued by the Secretary of the State of Delaware. The Liquidating Trustee shall wind up the affairs of the Company in an orderly manner, and make an accounting of the Capital Account of each Member and of the Company assets, liabilities and operations from the date of the last previous accounting to the date of such dissolution.

          (b) The Liquidating Trustee shall use all reasonable efforts to sell the Company Property to an unaffiliated third party in an arms-length transaction. Any such sale shall be approved by unanimous vote of the Members.

          (c) If the Liquidating Trustee is unable to sell the Company Property to an unaffiliated third party in an arms-length transaction, the Liquidating Trustee may sell the Company Property to a Member. Any such sale shall be approved by unanimous vote of the Members.

          (d) Only in the event such a sale does not occur shall the Company Property be distributed in kind upon dissolution.

     12.3 Distribution of Assets on Dissolution. Upon the winding up of the
          -------------------------------------
Company, the Company Property shall be distributed:

          (a) to creditors, including Members who are creditors (other than by reason of the operation and effect of (S)18-601 or (S)18-604 of the Act) to the extent otherwise permitted by law, in satisfaction of the Company's liabilities; and then

          (b) to the establishment of any reserves which the Liquidating Trustee may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company's winding up. Such reserves may be paid over by the Liquidating Trustee to an agent, as escrowee, to be held by him for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and, at the expiration of such period as the Liquidating Trustee shall deem advisable, for distributing the balance thereafter remaining in the manner hereinafter provided; and then

          (c) to Members in satisfaction of liabilities for distributions under(S)18-601 or (S)18-604 of the Act; and then

          (d) thereafter, to Members to the extent of and in proportion with their respective positive Capital Accounts; and then

          (e) the remainder, if any, to the Members in proportion to their respective Allocable Shares as in effect at the moment of the event giving rise to such dissolution.

     12.4 Winding Up and Certificate of Cancellation. The winding up of the
          ------------------------------------------
Company shall be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed to the Members. Upon the completion of winding up of the Company, a certificate of cancellation shall be delivered to the Secretary of the State of Delaware for filing. The certificate of cancellation shall set forth the information required by the Act.

     12.5 Termination. A reasonable time shall be allowed for the orderly
          -----------
liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Members (or other Person winding up the Company's affairs) to minimize the normal losses attendant upon a liquidation. Each of the Members shall be furnished, by the Company, with a statement setting forth the assets and liabilities of the Company as of the date of complete liquidation. Upon compliance with the distribution plan set forth in Section 12.3 hereof
                                                        ------------
(including payment over to the agent-escrowee if there are sufficient funds therefor), the Company terminates.

                                 ARTICLE XIII
                                   Amendment

     This Agreement may be amended or modified from time to time only by a written instrument (including, without limitation, any Admission Agreement) adopted by all of the Members. No Member shall have any vested rights in this Agreement which may not be modified through an amendment to this Agreement.

                                  ARTICLE XIV
                           Miscellaneous Provisions

     14.1 Entire Agreement. This Agreement represents the entire agreement with
          ----------------
respect to the subject matter hereof among all the Members and between the Members and the Company.

     14.2 Successors and Assigns. Subject to the provisions on Disposition set
          ----------------------
forth herein, this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     14.3 Governing Law. THIS AGREEMENT, OTHER DOCUMENTS AND AGREEMENTS EXECUTED
          -------------
AND DELIVERED PURSUANT HERETO, AND THE LEGAL RELATIONS BETWEEN THE PARTIES WITH RESPECT TO THIS AGREEMENT, SHALL BE GOVERNED AND CONSTRUED iN ACCORDANCE WITH LAWS OF THE STATE OF DELAWARE. WITHOUT REGARD TO RULES CONCERNING CONFLICTS OF LAW THAT WOULD DIRECT THE APPLICATION OF ANY OTHER LAWS.

     14.4 Notices. All notices required or permitted to be given or made under
          -------
this Agreement shall be given or made in writing. Such notices shall be deemed properly given when delivered by hand delivery, by facsimile or similar electronic means, by nationally recognized overnight courier, or by certified or registered mail, return receipt requested, addressed as set forth in Exhibit B hereof or any amendment thereto. Any party may change its
         ---------
address for the purpose of this Section 14.4 by notice to the other(s) given in
                                ------------
the manner set forth above.

     14.5 Rights of Creditors and Third Parties Under This Agreement. This
          ----------------------------------------------------------
Agreement is entered into for the exclusive benefit of the Company, its Members, and their successors and permitted assignees. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person (other than any Person with a right to indemnification under Section 5.7
                                                             -----------
hereof). Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

     14.6 No Action for Partition. No Member shall have any right to maintain
          -----------------------
any action for partition with respect to the property of the Company.

     14.7 Title to Company Property. Title to Company Property shall be held in
          -------------------------
the name of the Company or its nominee.

     14.8 Company Funds. Company funds shall be deposited in one or more
          -------------
accounts with a bank or banks located within the United States and approved by the Members. Pending use in the business of the Company or distribution to the Members, the funds of the Company may, in the discretion of the Members, be deposited in a bank account or accounts, or invested in such interest-bearing taxable or nontaxable investments, including without limitation, checking and savings accounts, certificates of deposit and time or demand deposits in commercial banks, U.S. government securities, securities guaranteed by U.S. Government agencies, bankers' acceptances, Eurodollar deposits and notes, both fixed rate and floating securities issued by money market mutual funds, savings and loan association deposits, deposits in members of the Federal Home Loan Bank System, or commercial paper.

     14.9 Severability. If any provision of this Agreement is determined to be
          ------------
invalid, illegal or otherwise unenforceable for any reason by a court of competent jurisdiction, the remaining terms and conditions of this Agreement shall remain in full force and effect to the fullest extent permitted by law. In such an event, the Members agree to make a good faith effort to renegotiate the affected provisions so as to provide each Member the benefit of its bargain.

     IN WITNESS WHEREOF, this Agreement is entered into and executed as of the date first written above.


                                                  Hudson Power, L.L.C.


                                                  By: /s/ Lisa Q. Metts
                                                     --------------------------
                                                      Lisa Q. Metts
                                                      Vice President

                                   EXHIBIT A


                 TO THE LIMITED LIABILITY COMPANY AGREEMENT OF
                           DYNEGY DANSKAMMER, L.L.C.

                           Certificate of Formation
                           ------------------------

                               State of Delaware

                       Office of the Secretary of State        PAGE 1

                       ________________________________



     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "DYNEGY DANSKAMMER, L.L.C", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF SEPTEMBER, A.D. 2000, AT 3:45 O'CLOCK P.M.







                                       /s/ Harriet Smith Windsor
                           [SEAL]      ----------------------------------------
                                       Harriet Smith Windsor Secretary of State

                                         AUTHENTICATION: 1116732

                                                   DATE: 05-04-01

                           CERTIFICATE OF FORMATION

                                      OF

                           DYNEGY DANSKAMMER, L.L.C.

     1. The name of the limited liability company is Dynegy Danskammer, L.L.C.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Dynegy Danskammer, L.L.C. this 14/th/ day of September, 2000.

                                                  Dynegy Danskammer, L.L.C,



                                                  By: /s/ Lisa Q. Metts
                                                     -------------------------
                                                     Lisa Q. Metts
                                                     Organizer

                                   EXHIBIT B

                 TO THE LIMITED LIABILITY COMPANY AGREEMENT OF
                           DYNEGY DANSKAMMER, L.L.C.

                           Address of Charter Member
                           -------------------------

Charter Member:                     Hudson Power, L.L.C.
                                    1000 Louisiana, Suite 5800
                                    Houston, Texas 77002

                                   EXHIBIT C


                 TO THE LIMITED LIABILITY COMPANY AGREEMENT OF
                           DYNEGY DANSKAMMER, L.L.C.

                              Income Tax Matters
                              ------------------

     1.   Tax Returns, Proceedings and Elections. Tax returns, proceedings, and
          --------------------------------------
elections shall be governed by the provisions of this Exhibit C as it may be
                                                      ---------
amended from time to time by a vote of the Members.

          (a) Hudson Power, L.L.C. is designated the "Tax Matters Member" or "TMM". The term "Tax Matters Member" shall have the same meaning as the term "tax matters partner" ("TMM") as defined in Section 6231(a)(7) of the Code. The
                        ---
designation of TMM shall be effective only for operations conducted by the Members pursuant to this Agreement.

          (b) The TMM shall cause to be prepared all necessary federal, state, and local Partnership income, excise, and property tax returns and furnish a copy of the proposed federal and state income tax returns to the Members for their review not later than one month prior to the due date, including extensions, for filing such returns. The TMM shall timely file such returns and, upon the written request of a Member, shall provide the Members with schedules which are consistent with the treatment of all items on those returns. The TMM agrees to use reasonable efforts in the preparation and filing of such tax returns but, in doing so, shall incur no liability to any Member with respect to such returns or any elections relating thereto.

          (c) The Member(s) shall furnish the TMM with such information as it may reasonably request to aid in the preparation of the applicable returns and which will permit it to provide the Internal Revenue Service with sufficient information so that proper notice can be mailed-to such Member(s) as provided in
Section 6223 of the Code.

          (d) To the extent and in the manner provided by applicable treasury regulations, the TMM shall keep each Member informed of all administrative and judicial proceedings for the adjustment of Company items (as defined in Section 6231(a)(3) of the Code) at the Company level.

          (e) If an administrative proceeding contemplated under Section 6223 of the Code has begun, the Member(s) shall notify the TMM of their treatment of any Item on their federal income tax return in a manner which is or may be inconsistent with the treatment of that item on the Company's return.

          (f) The TMM shall not enter into any extension of the period of limitations as provided under Section 6229 of the Code without the prior consent of the Member(s).

          (f) The TMM shall not enter into any extension of the period of limitations as provided under Section 6229 of the Code without the prior consent of the Member(s).

          (g) Any Member who enters into a settlement agreement with the Secretary of the Treasury with respect to Company Items shall promptly notify the other Member(s), if any, of such settlement agreement.

          (h) The TMM shall not bind other Member(s) to a settlement agreement without obtaining the written concurrence of the Member(s) who will be bound by such agreement.

          (i) The TMM shall notify all Member(s) of any intention to file a petition with a court for a readjustment of any Company Items. Such notice shall be given within a reasonable time so that the Member(s) may participate in choosing the forum for the filing of any such petition. This provision shall not apply to any Member who does not have an interest in the outcome of such matter. Whether a Member has an interest in the outcome will be determined using the standard in Section 6226(d) of the Code. Further, the TMM or Member who brought the action under Section 6226 of the Code, shall provide the other Members with notice of any intention to seek review of a determination by any court under that Section.

          (j) No Member may file a request for an administrative adjustment of "partnership items" for any taxable year pursuant to Section 6227 of the Code without first notifying all other Members. If the other Member(s) agree with the requested adjustment, the TMM shall file the request for administrative adjustment on behalf of the Company.

          (k) If any part of an administrative adjustment request filed by a Member is not allowed by the Internal Revenue Service, the Member filing such request shall seek the concurrence each of the other Member(s) with regard to the filing of a petition with a court and with regard to seeking review of the determination by any court in the same manner as provided in Section 1(i) of
                                                             ------------
this Exhibit C.
     ---------

          (l) The TMM and the Members shall use all reasonable efforts to comply with the responsibilities as outlined herein and in Sections 6222 through 6233 of the Code, but shall incur no liability to any Member for failure to fulfill such responsibilities.

          (m)  The provisions of this Exhibit C shall survive the termination of
                                      ---------
the Company or the termination of any Member's interest in the Company and shall remain binding on the Member(s) for a period of time necessary to resolve with the Internal Revenue Service or the Department of the Treasury, as the case may be, any and all matters regarding the federal income taxation of the Company and any applicable state income tax matters.

     2.   Elections. The parties agree that the TMM is directed to make the
          ---------
following elections on behalf of the Company in the appropriate returns of the Company prepared pursuant to Section 1 above:
                             ---------

          (a)  To adopt the accrual method of accounting;

          (b) To compute the allowance for depreciation or cost recovery using the shortest permissible life and most rapid recovery method permitted under the Code;

          (c)  To elect the Calendar Year as the Fiscal Year of the Company;

          (d) To elect in a timely manner, pursuant to Section 266 of the Code and the Treasury Regulations thereunder, to charge to the Capital Accounts of the Member(s), with respect to the property acquired or constructed by the Member(s) under this Agreement, all taxes and carrying charges including interest on indebtedness, which may be capitalized thereunder;

          (e)  To elect to amortize all organization costs of the Company under
Section 709 of the Code; and

          (f)  To make such other elections as the Members may direct.

     3.   Section 754 Election. Upon the transfer of an interest in the Company
          --------------------
and upon the written request of the transferee, the Company shall make an election at the written request of the transferee Member pursuant to Section 754 of the Code to adjust the basis of Company Property. Any Member or successor in interest, whose basis in Company Property is adjusted pursuant to Section 743(b) of the Code, shall assume sole compliance responsibility to reflect the adjustment to basis of its Company Property under Section 743(b) of the Code and to prepare and attach a statement to its income tax return showing the computation of the adjustment and the specific Company Property to which the adjustment has been allocated.

     4.   Superseding Provisions. As stated in Article IX of the Agreement, it
          ----------------------
is intended that, for federal and state tax purposes, the Company will be disregarded as an entity separate from the Charter Member and, with respect to the assets being contributed as the Initial Capital Contribution of the Charter Member, such assets will continue to be classified and treated for tax purposes as though they continued to be owned by the Charter Member. Accordingly, to the extent possible, the matters addressed in Section 1 through Section 3 above,
                                          ---------         ---------
inclusive, will be performed and/or accomplished at the Charter Member level.

                                   EXHIBIT D

                 TO THE LIMITED LIABILITY COMPANY AGREEMENT OF
                           DYNEGY DANSKAMMER, L.L.C.

                     FINANCIAL RESPONSIBILITY REQUIREMENTS
                     -------------------------------------

Each potential Member in the Company must demonstrate adequate financial responsibility itself or through an Affiliate that is willing to execute a guarantee of the obligations of such prospective Member on such terms that are acceptable to the Company. Such credit worthiness may be demonstrated by satisfying one of the two methods of meeting financial responsibility described below.

Method I
--------

     The Member or its Affiliate has senior unsecured debt outstanding which is rated by:

     (a)   Moody's Investors Services         Baa3 or better, and
     (b)   Standard and Poors                 BBB or better

Method II
---------

     If a Member or its Affiliate fails to meet the above test, then the following criteria will be applied to the proposed Member's or its Affiliate's financial statements:

     1. Debt/Capital is less than or equal to 55% and such proposed Member's net worth is greater than or equal to $250 million; or

     2. Debt/EBITDA is less than or equal to 3.5 and such proposed Member's net worth is greater than or equal to $250 million; or

     3. Current assets/current liabilities is greater than or equal to 1.0 and such proposed Member's net worth is greater than or equal to $250 million.

If the proposed Member or its Affiliate meets any one of the above criteria, then such proposed Member or its Affiliate shall be deemed to have adequate financial capability to fulfill the obligations of a Member.

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